Exhibit (a)(5)


           AMENDED AND RESTATED NOTICE TO PARTICIPANTS IN THE 401(K) PLAN FOR EMPLOYEES OF NEW ENGLAND BUSINESS SERVICE, INC.

INTRODUCTION

     As you may know, New England Business Service, Inc. (the "Company") has entered into a merger agreement (the "Merger Agreement") providing for the acquisition of the Company by Deluxe Corporation ("Parent"). In accordance with the Merger Agreement, Parent, through its wholly owned subsidiary Hudson Acquisition Corp. ("Purchaser"), has commenced a tender offer to purchase all of the outstanding shares of the Company's common stock ("Shares") for $44.00 net to the seller in cash (the "Offer Price"). This notice is being sent to you with respect to Shares attributable to your account under the 401(k) Plan for Employees of New England Business Service, Inc. (the "Plan").

     Enclosed for your consideration are the Offer to Purchase, dated May 25, 2004, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") relating to the offer by Purchaser to purchase all outstanding Shares, at the Offer Price, upon the terms and subject to the conditions set forth in the Offer. Also enclosed for your consideration is the Company's Solicitation/Recommendation Statement on
Schedule 14D-9, dated May 25, 2004, which contains, among other information, the recommendation of the Board of Directors of the Company with respect to the Offer. It is very important that you read the Offer prior to taking any action with respect to this Notice.

INSTRUCTIONS TO THE TRUSTEE

     Investors Bank & Trust Company, as Trustee of the Plan, holds Shares invested in the Company Stock Fund under the Plan. A tender of Shares attributable to your account under the Plan can only be made by the Trustee. Accordingly, we request your instructions to the Trustee as to whether you wish to tender or not to tender all of the Shares attributable to your account, upon the terms and subject to the conditions of the Offer. Enclosed with this Notice is a confidential instruction form which you must use to instruct the Trustee whether or not to tender the Shares attributable to your account under the Plan pursuant to the Offer. If you sign, date and return the enclosed instruction form but do not check any box on the form, the Trustee will treat your instruction form as not providing any instruction to the Trustee regarding the Offer.(1) It is very important that you provide the Trustee with instructions


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(1)      Units of the Company Stock Fund under the Plan are credited to individual participants' accounts in accordance with the terms of the Plan. For purposes of your instructions to the Trustee, these units of the Company Stock Fund will be converted into a corresponding number of Shares. This whole number of Shares is referred to in this Notice as the "Shares attributable to your account under the Plan."

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as to whether or not the Shares attributable to your account under the Plan should be tendered in the Offer. In the event that you do not provide instructions to the Trustee, the Plan Administrator may, in some circumstances choose to tender the Shares attributable to your account under the Plan.

INSTRUCTION WHETHER OR NOT TO TENDER SHARES

     The enclosed instruction form must be used if you wish to instruct the Trustee to tender the Shares attributable to your account under the Plan. If the Shares attributable to your account under the Plan are purchased in the Offer, the cash proceeds of such sale will be credited to your account under the Plan and invested in the Money Market Fund under the Plan, subject to your right to direct subsequently the investment of such proceeds into the other investment funds offered under the Plan. Please note that the enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares attributable to your account under the Plan; instructions to the Trustee must be given using the enclosed instruction form. Please also note that if you hold Shares outside of the Plan, you will receive the Offer with respect to those Shares and you should use the Letter of Transmittal to give instructions with respect to those Shares.

     Please note that the number of Shares attributable to your account under the Plan does not appear on your instruction form. The instruction form provides that you may only instruct the Trustee either to tender all of the Shares or none of the Shares attributable to your account under the Plan.

     In order to be assured that your instruction to the Trustee will be followed, your instruction form must be completed, signed, dated and received by the Trustee no later than 5:00 p.m. New York City time on Monday, June 21, 2004. This time is two business days prior to the expiration of the Offer, which is scheduled to expire at 11:59 p.m. New York City time on June 23, 2004. If the expiration of the Offer is extended beyond its scheduled expiration time, the time by which the Trustee must receive your instruction will be extended automatically to two business days prior to such extended expiration time. Please remember to return your instruction form to the Trustee in the enclosed envelope, rather than to the Company, Purchaser, Parent or any other party.

     Your instruction form must be mailed to the Trustee (in care of MassMutual) in the envelope provided. The Trustee cannot accept instructions by fax.


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     Any instruction you furnish to the Trustee on the instruction form will be irrevocable if not withdrawn by 5:00 p.m. New York City time on Monday, June 21, 2004. If the expiration of the Offer is extended beyond its scheduled expiration time, the time by which you may withdraw such instruction will be extended automatically to two business days prior to such extended expiration time. To withdraw any instruction, you should send a statement to the Trustee that you are withdrawing your prior instruction and requesting another instruction form. You must sign the statement and print your name and Social Security number under your signature. The statement may be sent by mail to the address on the envelope provided, in time for your new instruction form to be completed and returned to the Trustee by 5:00 p.m. New York City time on Monday, June 21,
2004 (or any date to which such deadline is automatically extended, as provided above).

CONFIDENTIALITY

     Your instruction to the Trustee is strictly confidential. Under no circumstances will the Trustee or any of its agents disclose your instruction or your failure to submit an instruction to the Company, Parent or any other party. You should feel free to instruct the Trustee in the manner you think is best.

                                            NEW ENGLAND BUSINESS SERVICE, INC.
                                                          RETIREMENT COMMITTEE
                                                                  May 25, 2004





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                             Please Detach Here
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             THE 401(k) PLAN FOR EMPLOYEES OF NEW ENGLAND BUSINESS
                                 SERVICE, INC.

                INSTRUCTION TO TRUSTEE WHETHER OR NOT TO TENDER
         SHARES TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE.

     The undersigned participant in the 401(k) Plan for Employees of New England Business Service, Inc. (the "Plan") hereby instructs Investors Bank and Trust Company, as Trustee under the Plan, to tender or not to tender, pursuant to the Offer, the shares of New England Business Service, Inc. common stock attributable to his or her account under the Plan (as explained in the accompanying Notice to Participants) in accordance with the instruction form on the reverse side of this form.

     THIS FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED BY THE INVESTORS BANK AND TRUST COMPANY NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 21, 2004. IF THE EXPIRATION OF THE OFFER IS EXTENDED BEYOND ITS SCHEDULED EXPIRATION TIME, THE TIME BY WHICH THE TRUSTEE MUST RECEIVE YOUR INSTRUCTIONS WILL BE EXTENDED AUTOMATICALLY TO TWO BUSINESS DAYS PRIOR TO SUCH EXTENDED EXPIRATION TIME. PLEASE NOTE THAT THE ENCLOSED ENVELOPE SHOULD BE USED TO RETURN THIS FORM TO THE TRUSTEE IN CARE OF MASSMUTUAL.

     IF THIS FORM IS RECEIVED AFTER SUCH TIME, THE INVESTORS BANK AND TRUST COMPANY CANNOT ENSURE THAT YOUR INSTRUCTIONS WILL BE FOLLOWED. YOUR INSTRUCTIONS ARE CONFIDENTIAL, AS EXPLAINED IN THE ACCOMPANYING NOTICE.


     THE TRUSTEE MAKES NO RECOMMENDATIONS AS TO YOUR DECISION TO TENDER OR NOT TO TENDER SHARES OF NEW ENGLAND BUSINESS SERVICE, INC. COMMON STOCK ATTRIBUTABLE TO YOUR ACCOUNT UNDER THE PLAN PURSUANT TO THE OFFER.

                             Please Detach Here
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         [ X ]   Please mark your choice like this and sign and date below.

         [   ]   Tender all of the shares of New England Business Service, Inc.
                 common stock attributable to my account under the Plan.

         [   ]   Do not tender any shares of New England Business Service, Inc.
                 common stock attributable to my account under the Plan.

     As a participant in the Plan, I acknowledge receipt of the Offer to Purchase, Letter of Transmittal dated May 25, 2004 and the Notice to Participants dated May 25, 2004, and I hereby instruct the Trustee of the Plan to tender or not to tender the shares of New England Business Service, Inc. common stock attributable to my account under the Plan as indicated above.

     I understand that if I sign, date and return this instruction form but do not provide the Trustee with specific instructions, the Trustee will treat this instruction form as not providing any instruction to the Trustee regarding the Offer.


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                      Signature                                            Date



     PLEASE SIGN, DATE AND MAIL THIS INSTRUCTION FORM PROMPTLY IN THE ENVELOPE PROVIDED.